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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2002

AES IRONWOOD, L.L.C.
(Exact name of registrant as specified in charter)

Delaware (State of other jurisdiction of incorporation)	333-91391 (Commission file number)	54-1457573 (IRS employer identification no.)
305 Prescott Road, Lebanon, PA 17042 (717) 228-1328 (Address of principal executive offices,) (zip code and telephone number, including area code)

Item 5. Other Events

        Section 19.3 of the Amended and Restated Power Purchase Agreement by and between AES Ironwood, L.L.C. ("Ironwood" or the "Company") and Williams Energy Marketing & Trading Company ("Williams") dated as of February 5, 1999, as amended (the "PPA") provides that in the event Standard & Poor's Rating Services ("S&P") or Moody's Investors Service ("Moody's" and together with S&P, the "Ratings Agencies") rates the long-term senior unsecured debt of The Williams Companies, Inc. lower than investment grade, Williams is required to replace The Williams Companies, Inc. guarantee of certain of Williams' payment obligations under the PPA with an alternative security that is acceptable to Ironwood within 30 days after the loss of such investment grade rating. According to published sources, as of July 24, 2002, The Williams Companies, Inc. was no longer rated investment grade by the Ratings Agencies, as required under the PPA. By letter dated July 26, 2002, Ironwood requested that Williams comply with the provisions of Section 19.3 of the PPA.

        On September 20, 2002, the Company and Williams entered into a letter agreement (the "Letter Agreement") related to the Williams' compliance with Section 19.3 of the PPA. Pursuant to the Letter Agreement, Williams posted a $35 million irrevocable standby letter of credit issued by Citibank, N.A. (the "Letter of Credit" and together with the Letter Agreement, the "Alternate Additional Security"). The Letter Agreement provides that the posting of Alternate Additional Security does not modify or amend the terms of The Williams Companies, Inc. guaranty currently in place. The Letter Agreement and the Letter of Credit are attached hereto as Exhibits 99.1 and 99.2, respectively.

        In the Letter Agreement the Company acknowledged that the Alternate Acceptable Security is acceptable and that Williams has satisfied the requirements of Section 19.3 of the PPA.

        By letter dated September 23, 2002, a copy of the above referenced Letter Agreement and Letter of Credit was provided to, among others, the trustee under the indenture governing the Company's outstanding senior secured bonds (the "Indenture") and the Ratings Agencies. The September 23, 2002 letter to the trustee is attached hereto as Exhibit 99.3.

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Cautionary Note Regarding Forward-Looking Statements

        Some of the statements in this report, as well as statements made by the Company in periodic press releases and other public communications, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "estimates," "plans," "projects," "expects," "may," "will," "should," "approximately," or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. The Company has based these forward-looking statements on its current expectations and projections about future events based upon its knowledge of facts as of the date of this report and its assumptions about future events.

        All statements other than of historical facts included herein, including those regarding market trends, the Company's financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors outside of the Company's control that may cause the actual results or performance of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, among others, the following:

  •
  unexpected problems relating to the performance of the facility,

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  the financial condition of third parties on which we depend, including in particular Williams Marketing & Trading Company, the power purchaser and fuel supplier under the power purchase agreement, and The Williams Companies, Inc., the guarantor of Williams Marketing & Trading Company's performance under the power purchase agreement,

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  the continued performance of Williams Marketing & Trading Company under the power purchase agreement,

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  the ability of The Williams Companies, Inc. or its affiliates to avoid a default under power purchase agreement by providing and performing under any acceptable additional security to support the guarantee of Williams Marketing & Trading Company's performance under the power purchase agreement,

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  the Company's ability to find a replacement power purchaser on favorable or reasonable terms, if necessary,

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  an adequate merchant market after the expiration of the power purchase agreement,

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  capital shortfalls and access to additional capital on reasonable terms, or in the event that the power purchase agreement is terminated,

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  inadequate insurance coverage,

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  unexpected expenses or lower than expected revenues,

  •
  environmental and regulatory compliance,

  •
  terrorist acts and adverse reactions to United States anti-terrorism activities, and

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  the additional factors that are unknown to the Company or beyond its control.

        The Company has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 7. Fancial Statements, Pro Forma Financial Information And Exhibits

(c)
Exhibits.

Exhibit No.	Description
99.1	Letter Agreement, dated September 20, 2002, between the Company and Williams Energy Marketing & Trading Company.
99.2	Irrevocable Standby Letter of Credit Issued by Citibank, N.A.
99.3	Notice to Trustee pursuant to the Indenture.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AES IRONWOOD, L.L.C.
Date: September 24, 2002	By:	/s/ PETE NORGEOT Pete Norgeot President

Exhibit Index

Exhibit	Description
Exhibit No.	Description
99.1	Letter Agreement, dated September 20, 2002, between the Company and Williams Energy Marketing & Trading Company.
99.2	Irrevocable Standby Letter of Credit Issued by Citibank, N.A.
99.3	Notice to Trustee pursuant to the Indenture.

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  Item 5. Other Events
  Item 7. Fancial Statements, Pro Forma Financial Information And Exhibits
SIGNATURE
Exhibit Index